Exhibit 10.52
BAKER HUGHES INCORPORATED
Compensation Table for Named Executive Officers and Directors
Named Executive Officers:

Current
Base Salary [1]
Chad C. Deaton [2]	$1,270,000
Martin S. Craighead	700,000
Peter A. Ragauss	670,000
Alan R. Crain	488,000
John A. O’Donnell	412,000
Non-Employee Directors 3:

Annual Cash Retainer:	$75,000
Audit/Ethics Committee Chairman Annual Retainer:	$20,000
Other Committee Chairman Annual Retainer:	$15,000
Audit/Ethics Committee Members Retainer:	$10,000
Other Committee Members Retainer (Excluding Executive Committee):	$5,000
Lead Director:	$15,000

Annual Non-Retainer Equity (restricted stock awarded in January, stock options awarded 50% in January and 50% in July of each year):	$200,000

[1]	Base salary effective April 1, 2010. In addition to their base salaries, these named executive officers, at the discretion of the Board of Directors can receive equity compensation pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Compensation Plan, filed as Exhibits 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2005; and 10.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. These named executive officers also are entitled to participate in the Company’s Annual Incentive Compensation Plan, as amended and restated, filed as Exhibits 10.15 and 10.16 to Annual Report of Baker Hughes Incorporated on Form 10-K for the year ended December 31, 2007 and December 31, 2008, respectively.

[2]	Mr. Deaton has an Amended and Restated Employment Agreement with Baker Hughes Incorporated, filed as Exhibit 10.1 to Current Report on Form 8-K filed December 19, 2008.

[3]	Non-employee directors are reimbursed for reasonable travel and related expenses.